UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2023

AUDACY, INC.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street, 4th Floor
Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 660-5610

(Former name or former address, changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $.01 per share	AUD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 25, 2023, the Board of Directors (the “Board”) of Audacy Inc., a Pennsylvania corporation (the “Company”), changed the composition of the Compensation Committee of the Board of Directors of the Company to replace Monique L. Nelson with Sean R. Creamer.

The Company’s Compensation Committee is now comprised of the following directors, David J. Berkman, Chairman, Sean R. Creamer and Mark R. LaNeve.

The committee assignment table presented in the Company’s Proxy Statement, filed with the SEC on April 4, 2023, is revised as follows:

	David J. Field	Joseph M. Field	David J. Berkman	Sean R. Creamer	Joel Hollander	Louise C. Kramer	Mark R. LaNeve	Susan K. Neely	Monique L. Nelson
Board Committee Assignments
Audit Committee			M	C	M
Compensation Committee			C	M			M
Nom/Corp. Gov. Committee					C			M	M
Executive Committee	C	M	M		M

Item 9.01. Exhibits

(d)    Exhibits

Exhibit No.	Title

104	Cover Page Interactive Data File (embedded within the XBRL file)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Audacy, Inc.

By:	/s/ Andrew P. Sutor, IV
Andrew P. Sutor, IV
Executive Vice President

Dated: April 25, 2023

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